SECOND AMENDMENT
                           TO THE DEL WEBB CORPORATION
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO. 1

     The Del Webb Corporation Supplemental Executive Retirement Plan No. 1 (the "Plan"), which was originally effective as of January 1. 1989, and was restated effective as of April 20, 1993, is hereby further amended as follows:

     1. Section 4.2(b) shall be amended by adding The following to the end of the paragraph:

     Beginning June 1, 1996. the incentive compensation included in the computations of High Average Compensation shall in no event exceed one hundred twenty-five percent (125 %) of the Participant's target incentive compensation.

     2. Section 4.5(a) of the Plan is amended in its entirety to read as follows:

          (a) Normal Form of Benefit Payments. Benefits payable under this Plan shall be paid as follows.

               (i) In the event the actuarial equivalent lump sum value of a Participant's plan benefit is two hundred thousand dollars ($200,000) or less, that benefit shall be paid as a lump sum;

               (ii) In the event the actuarial equivalent lump sum value of a Participant's plan benefit exceeds Two hundred thousand dollars (S200,000). that benefit shall be paid in one of the following forms as elected by the Participant in The Participation Agreement:

                    (a) one hundred  Thousand  dollars  ($100,000) as a lump sum and the balance of the benefit in the form of an actuarial equivalent single-life annuity payable monthly for the Participant's life. If a Participant dies prior to ten (10) years of payments, the- remaining payments shall be made to the Participant's Beneficiary pursuant to 3.2;

                    (b) an  actuarial  equivalent  single-life  annuity  payable monthly for the Participant's life. If a Participant dies prior to ten (10) years of payments. the remaining payment shall be made to the Participant's Beneficiary pursuant to 3.2; or

                    (c) notwithstanding (a) and (b) above, a Participant may request the benefits payable under subparagraph (ii) be paid in a different form of payment (such as a joint and survivor annuity). The request MUSE be submitted no later than the last day of the calendar year, two years prior to retirement or termination. Any such request shall be granted or denied based solely on the Committee's discretion. If The Participant's request is granted and the Participant retires or terminates prior to the period described above, the form of payment granted by the Committee shall be null and void and payment shall be made in the form elected by the Participant in the Participation Agreement.

     3. Section 4.6(a)(i) of the Plan is amended in its entirety to read as follows:

     (i) The benefit shall be based on the lesser of years of service at Normal Retirement Date or twenty (20) Years of Service notwithstanding actual Years of Service.

     4. Section 4.6(e) of the Plan, which defines [he term "Change in Control," is hereby amended and restated in its entirety as follows:

          (e) CHANGE IN CONTROL. "Change in Control" means and includes both an "Actual Change in Control" and a "Potential Change in Control".
     An "Actual Change in Control" shall be deemed to have occurred in any or all of the following instances:

               (i) Any "person' as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of Employer or a corporation owned directly or indirectly by the stockholders of Employer in substantially the same proportions as their ownership of stock of Employer. is or becomes the "beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly. of securities of Employer representing 20% or more of the total voting power represented by Employer's then outstanding Voting Securities (as defined below); or

               (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer and any new director whose election by the Board of Directors or NOMINATION FOR election by Employer's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) The stockholders of Employer approve a merger or consolidation of Employer with any other -corporation, other than a merger or consolidation which would result In the Voting Securities of Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of THE surviving entity) at least 80% of the total voting power represented by the Voting Securities of EMPLOYER or SUCH surviving entity outstanding immediately after such merger or consolidation; or

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               (iv) The  stockholders  of  Employer  approve a plan of  complete liquidation of Employer or an agreement for the sale or disposition by Employer of (in one transaction or a series of transactions) all or substantially all Employer's assets.

     A "Potential Change in Control" shall BE deemed to have occurred in any or all of the following instances:

               (i) Employer enters into an agreement, the consummation of which would result IN the occurrence of an Actual Change in Control;

               (ii) Any person (INCLUDING Employer) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

               (iii) Any person other than a trustee or other fiduciary holding securities under an employee benefit plan of Employer or a corporation owned, directly or indirectly, by the stockholders of Employer in substantially the same proportions as their ownership of stock of Employer who is or becomes the beneficial owner. directly or indirectly, of securities of Employer representing 10% or more of the combined voting power of the Employer's then outstanding Voting Securities, increases such person's beneficial ownership of such securities by five percentage points (5 %) or more over the percentage so owned by such person; or

               (iv) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          For purposes of this Section, the term "Voting Securities" shall mean and include any securities of the Employer which vote generally for the election of directors.

     Except as otherwise provided above, the provisions of the plan, as amended and restated as of April 20, 1993, shall continue in full force and effect.

                                        DEL WEBB CORPORATION


                                        By: /s/ Robertson C. Jones
                                            ------------------------------------

                                            Its V.P.

                                        Dated: 6/26/96

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